Exhibit 10.18

FINANCIAL CONSULTING AGREEMENT

FINANCIAL CONSULTING AGREEMENT (the “Agreement”) is made and entered into this 1st day of April 2003, by and between Newport Capital Consultants, Inc., an Oklahoma corporation, (“Newport”) with offices at 16 Carmel Woods, La Guna Niguel, CA 92677 and Innovative Companies, Inc., a Florida corporation, (“Innovative”, the “Company”),located at 6950 Bryan Dairy Road Largo, FL 33777.

WITNESSETH:

For and in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.  ENGAGEMENT.    The Company hereby hires and employs Newport as an independent contractor, and Newport does hereby accept its position as an independent contractor to the Company, upon the terms and conditions hereinafter set forth.

2.  TERM.    This Agreement shall be non-cancelable for one (1) year from the date hereof. Thereafter this Agreement shall be renewed on the same terms and conditions contained herein (except for the requirement to deliver the Options (as hereinafter defined)) for successive one (1) year period (each, a “Renewal Period”) provided that the parties agree in writing to extend this Agreement.

3.  DUTIES AND OBLIGATIONS OF Newport.    Newport shall have the following duties and obligations under this Agreement:

3.1	Establish a financial and investor relations methodology designed to increase awareness of the Company within the investment community.

3.2   Assist the Company in the implementation of its business plan and in accurately disseminating information to the marketplace, which information has been provided by the Company.

3.3   Expose the Company to a broad network of active retail brokers, financial analysts, institutional fund managers, private investors and active financial newsletter writers.

3.4	Prepare the Company’s due diligence reports, corporate profile and fact sheets.

3.5	Feature the Company’s corporate profile or fact sheet in Newport’s website(s).

3.6	Introduce the Company to various fund managers and institutional investors.

ALL OF THE FOREGOING NEWPORT PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FACT SHEETS, AND ANY NEWSLETTERS, SHALL BE PREPARED BY NEWPORT FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY IN WRITING PRIOR TO DISSEMINATION BY NEWPORT.

4.  NEWPORT’S COMPENSATION.    Upon the execution of this Agreement (and as otherwise provided below), the Company hereby agrees to pay Newport as follows:

4.1	Three (3) year, prorata vesting, 3-year life options at exercise prices, beginning at least 20% above the April 1, 2003 closing price of the stock, scheduled as follows: (NASDAQ closing price on April 1, 2003 was $0.82)

Grant date	# options	exercise price	Three (3) year vesting period
04/01/03	25,000	$1.00	One-third per year
04/01/03	25,000	$1.25	One-third per year
04/01/03	25,000	$1.50	One-third per year
04/01/03	25,000	$1.75	One-third per year
04/01/03	50,000	$5.00	One-third per year

5.  NEWPORT INDEMNIFICATION.    Newport hereby agrees to indemnify and hold harmless the Company and its officers, directors, agents and representatives from any and all actions, claims, losses or damages, together with all reasonable costs and expenses (including legal fees) arising from the gross negligence or willful misconduct of Newport or its agents or representatives in the performance of its duties under this Agreement.

6.  NEWPORT’S EXPENSES AND COSTS.    Newport shall pay all costs and expenses incurred by Newport, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement. nd costs, but including and not limited to the following costs and expenses: postage, telephone, travel and lodging.

7.    NOTICES.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by courier or overnight carrier), or by certified or registered first class mail, postage prepaid. Any such notice shall be deemed given when so delivered personally; or, if mailed, forty-eight (48) hours after the date of deposit in the mail, as follows:

if to Newport, to:

Newport Capital Consultants, Inc.
16 Carmel Woods
Laguana Niguel, CA 92677
Attention: Gary Bryant

if to the Company, to:
Innovative Companies, Inc.
6950 Bryan Dairy Road
Largo, FL 33777
Attention: Mihir K. Taneja, Chief Executive Officer

Either party may, by notice given in accordance with this Section to the other party hereto, designate another address or person for receipt of notices hereunder.

8.    ENTIRE AGREEMENT.    This Agreement constitutes the entire agreement and understanding between the parties, agents, employees, and/or officers hereto with respect to the subject matter hereof and supersede all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

9.    WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES.    This Agreement may be amended, superseded or canceled, and the terms, provisions and conditions hereof may be waived, only by a written instrument signed by authorized representatives of the parties hereto or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede or cancel this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflicts of laws provisions thereof. Any actions, claims or suits (whether in law or equity) arising out of or relating to this Agreement, or the alleged breach thereof, shall be brought only in courts located in Florida and the Company hereby waives its rights, if any, to bring such actions, claims or suits in any other courts. Newport and the Company hereby agree to submit themselves to the jurisdiction of the courts located in Florida for the enforcement of this provision and for the enforcement of any judgment rendered by such courts.

11.	BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the non-assigning party hereto, except that either party hereto may assign its rights hereunder to an affiliate of such party without the permission of the other party; provided, however, that no such assignment shall operate to release the assigning party from its duties or liabilities hereunder.

12.  COUNTERPARTS.    This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

13.  NO THIRD-PARTY BENEFICIARIES.    None of the provisions of this Agreement shall be for the benefit or enforceable by any other person not a party to this Agreement.

14.    SEVERABILITY OF PROVISIONS.    If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable and in no event shall this Agreement be rendered void or unenforceable.

15.  CONSTRUCTION AND REPRESENTATION BY COUNSEL.    The parties hereto represent that in the negotiation and drafting of this Agreement they have each been represented by and relied upon the advice of the respective counsel of its choice. The parties hereto affirm that each of their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NEWPORT CAPITAL CONSULTANTS, INC.

By:	/s/ GARY BRYANT
Name: Gary Bryant
Title: President

INNOVATIVE COMPANIES, INC

By:	/s/ MIHIR K. TANEJA
Name: Mihir K. Taneja
Title: Chief Executive Officer